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                                                                    EXHIBIT 10.5


                        2001 HEALTHCARE RECOVERIES, INC.
                           MANAGEMENT GROUP INCENTIVE
                               COMPENSATION PLAN



                                                                 Effective Date:
                                                                 January 1, 2001

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                                                           2001 Management Group
                                                     Incentive Compensation Plan

                 MANAGEMENT GROUP INCENTIVE COMPENSATION PLAN OF
                           HEALTHCARE RECOVERIES, INC.

This Management Group Incentive Compensation Plan (the "Plan") implements the philosophy of Healthcare Recoveries, Inc. (the "Company") that compensation must properly align the interests of stockholders, clients, and employees, and reflect the financial results achieved by the participants in the Plan. To that end, the Company intends that its management group receive incentive compensation in lieu of permanent increases in base salaries, in an amount that varies with the Company's financial performance for the year 2001.

         1. ELIGIBILITY; MODIFICATIONS. The Compensation Committee of the Board of Directors of the Company (the "Compensation Committee") shall designate the officers of the Company eligible for this Plan, and shall have the sole right to interpret the terms of this Plan. In 2001, the eligible officers are Patrick B. McGinnis, Robert G. Bader, Jr., Mark J. Bates, Timothy E. Cahill, Robert L. Jefferson, Debra M. Murphy, and Douglas R. Sharps.

         2. BONUS PERIOD. The bonus period for this Plan will be the calendar year of 2001.

         3. AMOUNT OF TOTAL BONUS POOL. The bonus pool for the bonus period will equal: [a] 4.85% of the Company's pretax income for 2001, before accruals for the bonus pools under this Plan but after accruals for all other plans ("adjusted pretax income"), for adjusted pretax income up to $9,070,000, PLUS [b] 20.4% of all adjusted pretax income above $9,070,000. Adjusted pretax income will be determined from the Company's monthly financial statements, prepared in accordance with generally accepted accounting principles applied consistent with the Company's historic accounting practices and policies, and subject in each case to adjustments, if any, [1] to the Company's annual financial report that may be required by its independent auditors; or [2] that may be made by the Board of Directors, the Audit Committee or the Compensation Committee for items not reflective of the Company's operating results or other unusual items.

         4. MINIMUM PERFORMANCE. Notwithstanding the provisions of this Plan, no payment of bonuses will be made to any participant in this Plan unless the Company achieves minimum performance as follows:

                  - For financial performance in 2001 at or below $0.42 of earnings per share (EPS), no incentive compensation will be paid under this Plan.

                  - For financial performance in 2001 at or above $0.50 of EPS, this Section will not apply to the payment of incentive compensation under this Plan.


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                                                           2001 Management Group
                                                     Incentive Compensation Plan


                  - For performance of $0.43 EPS up to and including
                  $0.50 EPS, the Total Bonus Pool shall not exceed that percentage of Management Group base salaries shown below opposite EPS for 2001:

                              2001 EPS              PERCENTAGE OF M/G SALARIES
                               $0.43                            4.1%
                               $0.44                            8.6%
                               $0.45                           13.3%
                               $0.46                           18.2%
                               $0.47                           23.4%
                               $0.48                           28.8%
                               $0.49                           34.7%

         5. LIMITATION ON TOTAL BONUS POOLS AMOUNT. The total bonus pool created under Section 3 above shall not exceed the sum of 175% of the base compensation of the Company's Chief Executive Officer (the "CEO") as of the end of the bonus period, plus 100% of the total base compensation of the other members of the Management Group eligible under this Plan as of the end of the bonus period.

         6. GRANTS FROM BONUS POOL. The total bonus amount created under the formula set forth in Section 3 (i.e., the base bonus amount plus the performance bonus amount) shall be divided in half, one portion being the nondiscretionary bonus pool and the other half being the discretionary pool. Subject to the minimum performance provisions of Section 4 above, payment of bonuses from the nondiscretionary bonus pool shall be made to each eligible officer pro rata in accordance with the ratio of the base compensation of each such eligible officer as of the end of the bonus year to the total base compensation of all eligible officers as of the end of the bonus year, provided, however that the Compensation Committee may, at its option, elect to cancel up to 100% of any amount of nondiscretionary bonus for any participant determined by the Compensation Committee to have failed to achieve the minimum expected level of performance for the bonus year.

         7. DISCRETIONARY GRANTS. The Compensation Committee will grant to the CEO an annual bonus from the discretionary bonus pool based on its evaluation of that officer's performance in attaining the Company's financial results for the bonus period. The CEO will recommend to the Compensation Committee, for its approval, the discretionary bonus for each eligible officer (other than the CEO),


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                                                           2001 Management Group
                                                     Incentive Compensation Plan


expressed as a percentage of the amount remaining in the discretionary bonus pool after the CEO's discretionary annual bonus. The CEO's recommendations will be based on each eligible officer's performance and contribution to the attaining of the Company's financial results.

         8. PAYMENT. Payment of the bonuses under this 2001 Plan will be made to the participants within a reasonable period following the issuance of the report of the Company's independent auditors with respect to the Company's annual financial statements, during or about the time of the first quarter of the following bonus year.

         9. TERMINATION. Any eligible officer who is terminated or who voluntarily leaves the employ of the Company will forfeit all right to a bonus payment, except that to the extent that an eligible officer has a contractual right to a bonus payment, such officer will be entitled to a pro rated bonus payment upon a termination without cause.


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